                                                                  EXHIBIT 99.2







                              DEPOSITARY AGREEMENT



                          dated as of February 16, 1999


                                      among



                               ALPHARMA USPD INC.,


                             ASCENT PEDIATRICS, INC.


                                       and


                       STATE STREET BANK AND TRUST COMPANY
                                  As Depositary
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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS..........................................................................2

ARTICLE II - DEPOSIT OF NEW COMMON STOCK........................................................13

        SECTION 2.01          Deposit of New Common Stock; Depositary Receipts..................13

ARTICLE III - COMPANY CALL OPTION...............................................................14

        SECTION 3.01          Company Call Option...............................................14
        SECTION 3.02          Effectiveness.....................................................14

ARTICLE IV - ALPHARMA CALL OPTION...............................................................15

        SECTION 4.01          Alpharma Call Option..............................................15
        SECTION 4.02          Option Closing Date...............................................17
        SECTION 4.03          Covenants of the Company and Alpharma.............................18
        SECTION 4.04          Effectiveness.....................................................19

ARTICLE V - THE CALL OPTION CLOSING.............................................................19
        SECTION 5.01          Closing Shares....................................................19
        SECTION 5.02          Notice of Option Exercise; Delivery of Option
                              Exercise Price....................................................21
        SECTION 5.03          Company Options, Etc..............................................23

ARTICLE VI - FORM OF DEPOSITARY RECEIPTS, DEPOSIT OF STOCK,
        EXECUTION AND DELIVERY, TRANSFER, SURRENDER
        AND REDEMPTION OF DEPOSITARY RECEIPTS...................................................24

        SECTION 6.01          Form and Transferability of Depositary Receipts...................24
        SECTION 6.02          Execution and Delivery of Depositary Receipts.....................25
        SECTION 6.03          Transfer of Depositary Receipts...................................25
        SECTION 6.04          Combinations and Split-ups of Depositary Receipts.................26
        SECTION 6.05          Limitations on Execution and Delivery, Transfer,
                              Split-up, Combination, Surrender and Exchange of
                              Depositary Receipts.  ............................................26
        SECTION 6.06          Lost Depositary Receipts, etc.....................................26
        SECTION 6.07          Cancellation and Destruction of Surrendered Depositary
                              Receipts..........................................................27
        SECTION 6.08          Representations and Warranties as to Stock........................27
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                                       (i)
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ARTICLE VII - THE DEPOSITED SECURITIES, NOTICES.................................................27

        SECTION 7.01          Cash Distributions................................................27
        SECTION 7.02          Distributions Other Than Cash.....................................28
        SECTION 7.03          Fixing of Record Date for Holders of Depositary
                              Receipts..........................................................28
        SECTION 7.04          Voting Rights.....................................................28
        SECTION 7.05          Changes Affecting Deposited Securities and
                              Reclassifications, Recapitalizations, etc.........................29
        SECTION 7.06          Reports...........................................................29
        SECTION 7.07          Lists of Depositary Receipt Holders...............................29

ARTICLE VIII - THE DEPOSITARY, ALPHARMA AND THE COMPANY.........................................30

        SECTION 8.01          Maintenance of Offices, Agencies, Transfer Books by
                              the Depositary Registrar..........................................30
        SECTION 8.02          Prevention or Delay in Performance by the Depositary,
                              the Depositary's Agents or the Company............................31
        SECTION 8.03          Obligations of the Depositary, the Depositary's Agents
                              and the Company...................................................31
        SECTION 8.04          Resignation and Removal of the Depositary,
                              Appointment of Successor Depositary...............................33
        SECTION 8.05          Corporate Notices and Reports.....................................34
        SECTION 8.06          Deposit of New Common Stock by the Company........................34
        SECTION 8.07          Indemnification...................................................34
        SECTION 8.08          Charges and Expenses..............................................34
        SECTION 8.09          Consequential Damages.............................................35

ARTICLE IX - AMENDMENT AND TERMINATION..........................................................35

        SECTION 9.01          Amendment.........................................................35
        SECTION 9.02          Termination.......................................................36

ARTICLE X - MISCELLANEOUS.......................................................................36

        SECTION 10.01         Counterparts......................................................36
        SECTION 10.02         Exclusive Benefits of Parties.....................................36
        SECTION 10.03         Invalidity of Provisions..........................................36
        SECTION 10.04         Notices...........................................................37
        SECTION 10.05         Depositary's Agents...............................................38
        SECTION 10.06         Holders of Depositary Receipts are Parties........................38
        SECTION 10.07         Governing Law.....................................................39
        SECTION 10.08         Headings..........................................................39
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                                      (ii)
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        SECTION 10.09         Successors and Assigns............................................39
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                                      (iii)

        DEPOSITARY AGREEMENT, dated as of February 16, 1999, among ALPHARMA USPD INC., a Maryland corporation ("Alpharma"), ASCENT PEDIATRICS, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as depositary (the "Depositary").


                                   WITNESSETH:

        WHEREAS, Alpharma and the Company have entered into a Loan Agreement dated as of February 16, 1999 (the "Loan Agreement") pursuant to which Alpharma has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth therein;

        WHEREAS, the Company and Bird Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Transitory Subsidiary"), have entered into an Agreement and Plan of Merger dated as of February 16, 1999 (the "Merger Agreement"), pursuant to which, among other things:

                       (i) Transitory Subsidiary shall be merged (the "Merger") with and into the Company on the date hereof;

                       (ii) each share of common stock, $.00004 par value per share, of the Company issued and outstanding immediately prior to the Effective Time (as defined below) (the "Old Common Stock") (other than shares of Old Common Stock held in the Company's treasury and shares of Old Common Stock as to which appraisal rights have been perfected by the holders thereof, (if such rights are available under Section 262 of the Delaware General Corporation Law)) shall be converted in the Merger into and represent the right to receive one depositary share (a "Depositary Share") issued hereunder, each Depositary Share evidencing one share of common stock, $.00004 par value per share, of the Company (the "New Common Stock"), represented by a depositary receipt (a "Depositary Receipt") and subject to the right and option of the Company, upon the terms and conditions set forth in Article III hereof, to purchase all outstanding shares of New Common Stock of the Company deposited with the Depositary hereunder; and

                       (iii) each share of common stock, $.01 par value per share, of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted in the Merger into and thereafter evidence the right to receive $.01 per share;

        WHEREAS, it is desired to provide as hereinafter set forth in this Depositary Agreement for the terms and conditions pursuant to which the Company may exercise the Call Option (as defined below);

        WHEREAS, as a condition to, and as additional consideration for, Alpharma agreeing to make Loans (as defined below), Alpharma, the Company and Alpharma, Inc., a Delaware corporation, have entered into a Master Agreement dated as of February 16, 1999 (the "Master Agreement"), pursuant to which the Company has agreed to assign to Alpharma the Call Option;

        WHEREAS, it is desired to provide as hereinafter set forth in this Depositary Agreement for the terms and conditions pursuant to which Alpharma may exercise the Call Option following the assignment by the Company to Alpharma of the Call Option;

        WHEREAS, it is desired to provide, as hereinafter set forth in this Depositary Agreement, for the deposit on behalf of the holders of Old Common Stock of the Depositary Shares with the Depositary for the purposes set forth in this Depositary Agreement and for the issuance hereunder of Depositary Receipts evidencing Depositary Shares or the proceeds received therefor upon exercise of the Call Option described herein; and

        WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Depositary Agreement;

        NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I

                                   DEFINITIONS

        The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Depositary Agreement and the Depositary Receipts:

        "2001 Audited Financial Statements" shall mean the audited balance sheet of the Company as of December 31, 2001, and the related audited statements of operations, changes in stockholders' equity and cash flows of the Company for the fiscal year ended December 31, 2001, together with the notes thereto. These financial statements shall be prepared in accordance with GAAP (as defined below), shall be prepared on a consolidated basis (if the Company has any subsidiaries) and shall be accompanied by a report on such statements by an Approved Accounting Firm (as defined below) confirming that such statements were prepared in all material respects in conformity with GAAP.

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        "90-Day Extension Date" shall have the meaning ascribed to it in Section
4.02(a) of this Depositary Agreement.

        "180-Day Extension Date" shall have the meaning ascribed to it in
Section 4.02(a) of this Depositary Agreement.

        "Adjusted 2001 Operating Income" shall mean the sum of:

                       (i) the Company's net income for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements,

                       (ii) the Excluded Interest Expense (as defined below),

                       (iii) the provision for income taxes for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements, and

                       (iv) the amount by which the Company's research and development expenses for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements exceeds $1.5 million, as adjusted to (A) exclude Extraordinary Items (as defined below), (B) reflect GAAP Adjustments (as defined below), (C) exclude the amount, if any, by which the Company's research and development expenses for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements is less than $1.5 million and (D) exclude any interest income earned in the fiscal year ended December 31, 2001 on any Permitted Investment of the principal amount of any Loan (as defined below).

        "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the 1933 Act.

        "Alpharma" shall have the meaning ascribed to it in the Introductory Paragraph to this Depositary Agreement.

        "Antitrust Approval Condition" shall have the meaning ascribed to it in
Section 4.02(a) of this Depositary Agreement.

        "Approved Accounting Firm" shall mean one of the public accounting firms currently known as the "Big Five"; provided, that following the Call Option Transfer, such term shall also include any other public accounting firm reasonably acceptable to Alpharma.

        "Business Day" shall mean any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts or in any other city in which the Depositary's Office is located.

        "Call Option" shall mean the right and option to purchase all but not less than all of the outstanding shares of New Common Stock deposited with the Depositary hereunder upon the terms and conditions set forth in this Depositary Agreement.

        "Call Option Exercise Notice" shall mean the written notice delivered to the Depositary by the holder of the Call Option pursuant to Section 3.01(a) or
Section 4.01(a) (as applicable) indicating that the holder has elected to exercise the Call Option.

        "Call Option Rejection Notice" shall mean the written notice delivered to the Depositary by the holder of the Call Option pursuant to Section 3.01(c) or Section 4.01(d) (as applicable) indicating that the holder has elected not to exercise the Call Option.

        "Call Option Transfer" shall mean the transfer of the Call Option by the Company to Alpharma in accordance with Sections 5.2(n) and 7.2 of the Master Agreement and in accordance with Section 10.09 of this Depositary Agreement.

        "Call Period" shall (i) prior to a Call Option Transfer, have the meaning ascribed to it in Section 3.01(a) of this Depositary Agreement and (ii) from and after a Call Option Transfer, have the meaning ascribed to it in
Section 4.01(a) of this Depositary Agreement.

        "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time after the date hereof.

        "Company" shall have the meaning ascribed to it in the Introductory Paragraph of this Depositary Agreement.

        "Conflict of Law Condition" shall have the meaning ascribed to it in
Section 4.02(a) of this Depositary Agreement.

        "Depositary" shall have the meaning ascribed to it in the Introductory Paragraph of this Depositary Agreement and, as the context requires, any successor appointed pursuant to the terms of this Depositary Agreement.

        "Depositary's Agent" or "Depositary's Agents" shall mean an agent or agents, as the case may be, appointed by the Depositary as provided, and for the purposes specified, in Section 10.05 of this Depositary Agreement.

        "Depositary Bank Account" shall have the meaning ascribed to it in
Section 5.01(a) of this Depositary Agreement.

        "Depositary's Office" shall mean the shareholder services office of the Depositary at which at any particular time its shareholder services business shall be administered, which at the date of this Depositary Agreement is located at 150 Royall Street, Canton, Massachusetts 02021.

        "Depositary Receipt" shall mean one or more of the depositary receipts issued hereunder, substantially in the form of Exhibit A attached hereto.

        "Depositary Share" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Depositary Share Consideration" shall mean (a) following the Option Closing, the right to receive the Option Exercise Price, without interest, or
(b) following the Option Expiration Date, the right to receive one share of New Common Stock (subject to adjustment for any stock dividend, stock split, reverse stock split or similar event affecting the New Common Stock after the date hereof), together with all declared but unpaid dividends thereon.

        "Determination Date Notice" shall have the meaning ascribed to it in
Section 5.03 of this Depositary Agreement.

        "Dispute Notice" shall have the meaning set forth in Section 4.01(b)(i) of this Depositary Agreement.

        "Dissenting Shares" shall have the meaning ascribed to it in the Merger Agreement.

        "Effective Time" shall have the meaning ascribed to it in Article I of the Merger Agreement.

        "Excluded Interest Expense" shall mean the sum of the Company's interest expense (including without limitation the full effect of both cash and non-cash accrued and accreted interest) for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements, in respect of or associated with:

                       (i) the First Loan and any Unrestricted Loans (each as defined in the Loan Agreement),

                       (ii) an amount of Project Loans equal to the lesser of
        (a) $8.0 million and (b) the amount by which the sum of the Company's research and development expenses for the three fiscal years ending December 31, 2001, as reflected in the Company's audited financial statements, exceeds $4.5 million

                       (iii) any convertible subordinated notes of the Company issued or issuable pursuant to the Series G Agreement,

                       (iv) any other loans to the Company that are convertible into equity or other convertible securities of the Company, and

                       (v) any loans to the Company or debt securities of the Company originally issued as a unit or together with warrants, or such warrants;

other than, in the case of items (iii), (iv) and (v), such loans or securities which will not have been converted into Depositary Shares as of the Option Closing Date and which are not required by their terms to be converted into Depositary Shares on or prior to the Option Closing Date.

        "Exercising Party" shall have the meaning ascribed to it in Section 5.01(a) of this Depositary Agreement.

        "Extraordinary Items" shall mean any events or transactions that are distinguished by their unusual nature and by the infrequency of their occurrence (as defined by Accounting Principle Board No. 30) as reflected in the 2001 Audited Financial Statements.

        "Final Closing Shares" shall have the meaning ascribed to it in Section 5.01(b) of this Depositary Agreement.

        "Final Extension Date" shall mean the latest date on which the Option Closing may be held pursuant to Section 4.02 of this Depositary Agreement.

        "Follow-up Depositary Notice" shall have the meaning ascribed to it in
Section 5.01(b) of this Depositary Agreement.

        "GAAP" shall mean U.S. generally accepted accounting principles as in effect from time to time.

        "GAAP Adjustments" shall mean all adjustments to the 2001 Audited Financial Statements required in connection with the calculation of the Adjusted 2001 Operating Income in order (i) to reflect GAAP and the other accounting methods, treatments, principles and procedures in a manner consistent with the preparation of the Company's audited financial statements for the fiscal year ended December 31, 1998 and (ii) to account for any of the following actions to the extent that such actions are not consistent with the Company's ordinary course of business and past practice and have the effect of increasing Adjusted 2001 Operating Income:

               (a) deferring the fulfillment of orders placed in the calendar year 2000 until the calendar year 2001;

               (b) announcing any price increase, effective January, 2002, which price increase results in an unusually large number of orders being received and shipped in December 2001;

               (c) announcing and implementing any unusual promotion during the fiscal year ending December 31, 2001, including, for example, changes in payment terms and significant discounts;

               (d) selling intangible or other operating assets during the fiscal year ending December 31, 2001 (except to the extent that such sale constitutes an Extraordinary Item);

               (e) deferring the incurrence of necessary expenses for staff, regulatory compliance, quality control or maintenance and repairs with the effect that operations after December 31, 2001 are burdened with disproportionately higher expenses;

               (f) prepaying and recognizing expenses in the fiscal year ending December 31, 2000 that would otherwise have been recognized in the fiscal year ending December 31, 2001;

               (g) classifying selling, general and administrative expenses as research and development expenses (except to the extent consistent with the accounting methods, treatments, principles and procedures used in the preparation of the Company's audited financial statements for prior fiscal years);

               (h) implementing unusual employee, customer or vendor incentive programs that are inconsistent with industry practice and that have the effect of increasing the Company's net income for the fiscal year ending December 31, 2001 at the expense of the Company's net income for the fiscal year ending December 31, 2002; and

               (i) unreasonably allocating license fees, royalties or other consideration to, or otherwise entering into agreements containing front-loaded payment terms providing for payment in, the fiscal year ending December 31, 2001, which fees, royalties, other consideration or payments would otherwise be payable to the Company in another fiscal year;

provided however, that no adjustment to the 2001 Audited Financial Statements shall be made hereunder with respect to such adjustments as shall have been waived by Alpharma in writing.

        "HSR Act" shall have the meaning ascribed to it in Section 4.03(c) of this Depositary Agreement.

        "Initial Depositary Notice" shall have the meaning ascribed to it in
Section 5.01(a) of this Depositary Agreement.

        "Letter of Transmittal" shall have the meaning ascribed to it in Section 4.03(c) of this Depositary Agreement.

        "Loan" shall have the meaning ascribed to it in the Loan Agreement.

        "Loan Agreement" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Master Agreement" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Material Adverse Effect" shall have the meaning ascribed to it in the Master Agreement.

        "Merger" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Merger Agreement" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Nasdaq" shall mean the Nasdaq National Market.

        "New Common Stock" shall mean the New Common Stock as defined in the Preamble to this Depositary Agreement or any security into which the New Common Stock may be converted.

        "Neutral Accountants" shall have the meaning ascribed to it in Section 4.01(a)(ii)(B) of this Depositary Agreement.

        "Non-Alpharma Directors" shall have the meaning ascribed to it in
Section 6.3 of the Master Agreement.

        "Old Common Stock" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Option Closing" shall mean the closing of the exercise of the Call Option.

        "Option Closing Date" shall mean the date specified pursuant to Section 3.01(b) or Section 4.02(a) (as applicable) for the Option Closing.

        "Option Determination Date" shall mean the first to occur of the Option Closing Date and the Option Expiration Date.

        "Option Exercise Deliverables" shall mean the 2001 Audited Financial Statements and the Option Exercise Price Statement.

        "Option Exercise Price" shall mean, for each share of New Common Stock, the price determined by dividing:

                       (A) the greater of:

                              (i) $140,000,000 and

                              (ii) the sum of (a) the product of (x) 12.2 and
               (y) the Adjusted 2001 Operating Income, and (b) the aggregate exercise price of all options and warrants of the Company issued by the Company after December 31, 1998 and either (I) exercised prior to the Option Closing Date (to the extent that the Company has cash and cash equivalents on the date immediately preceding the Option Closing Date in an amount equal to or greater than the aggregate exercise price of such options and warrants) or (II) outstanding as of the date immediately preceding the Option Closing Date, by

                       (B) the sum of (i) the number of shares of New Common Stock outstanding as of the date immediately preceding the Option Closing Date, and (ii) the number of shares of New Common Stock issuable upon the exercise or conversion of any options, warrants, rights or convertible securities of the Company outstanding as of the date immediately preceding the Option Closing Date (excluding the shares of New Common Stock issuable upon conversion of the convertible securities issued to Alpharma pursuant to the Loan Agreement);

provided that, notwithstanding the foregoing, in the event that the Option Exercise Price calculated in the manner set forth above (the "Original Option Exercise Price") shall equal a price per share of New Common Stock that is less than $11.76 per share (subject to appropriate adjustment in the event of any stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock) and warrants to purchase at least 75,000 Depositary Shares (subject to appropriate adjustment in the event of any stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock) issued pursuant to the Triumph Agreement (the "Triumph Warrants") remain outstanding as of the Option Closing Date, the Option Exercise Price shall mean:

                       (X) with respect to each Depositary Share that is issuable upon exercise of the Triumph Warrants which are outstanding as of the Option Closing Date ("Triumph Warrant Shares"), $11.76 (subject to appropriate adjustment in the event of a stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock);

                       (Y) with respect to each Depositary Share (the "Series G Shares") issued or issuable upon conversion of the Series G Preferred or any convertible notes issuable upon exchange of the Series G Preferred outstanding as of the Option Closing Date or issued or issuable upon exercise of the warrants issued pursuant to the Series G Agreement (to the extent any such shares continue to be held as of the Option Closing Date by one of the purchasers set forth on Schedule 1 to the Series G Agreement or an Affiliate of any of such purchasers), the Original Option Exercise Price; and

                       (Z) with respect to any Depositary Shares outstanding as of the Option Closing Date or issuable as of the Option Closing Date upon conversion of securities of the Company convertible into Depositary Shares of the Company or upon exercise of rights, options or warrants to acquire Depositary Shares (other than Triumph Warrant Shares and the Series G Shares) (all of such Depositary Shares being referred to as the "Stockholder Shares"), the difference between (i) the Original Option Exercise Price and (ii) the price determined by dividing (a) the product of (I) the Triumph Warrant Shares and (II) the difference between $11.76 (subject to appropriate adjustment in the event of a stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock) and the Original Option Exercise Price, by (b) the number of Stockholder Shares.

        "Option Exercise Price Statement" shall mean a statement from the Company (a) stating the Option Exercise Price as calculated by the Company and setting forth in reasonable detail the manner in which such calculation was made (which stated Option Exercise Price shall be calculated based upon the Company's reasonable assumptions as to what the Option Exercise Price will be as of the date immediately preceding the Option Closing Date), (b) stating the Adjusted 2001 Operating Income as calculated by the Company and setting forth the manner in which such amount was calculated and (c) setting forth the GAAP Adjustments used in the calculation of Adjusted 2001 Operating Income as calculated by the Company.

        "Option Expiration Date" shall mean December 31, 2002; provided, that from and after a Call Option Transfer, the Option Expiration Date shall be the first to occur

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of (i) the date on which the Call Option terminates in accordance with Section
4.01(a) of this Depositary Agreement, (ii) the date on which the Call Option terminates in accordance with Section 4.02(c) of this Depositary Agreement and
(iii) the Final Extension Date, if Alpharma exercises the Call Option but the Option Closing has not occurred on or before the Final Extension Date; provided further that, notwithstanding the foregoing, in the event of a Call Option Transfer, the Option Expiration Date shall occur immediately at 5:00 p.m. (Boston, Massachusetts time) (the "Final Refusal Time") on the third Business Day following the day on which the Company provides written notice to Alpharma that Alpharma has refused or otherwise failed to make a Loan requested by the Company pursuant to Section 2.3 of the Loan Agreement if prior to the Final Refusal Time Alpharma has still not funded such Loan, unless Alpharma's failure to fund such Loan is due to the Company's failure to satisfy the condition set forth in Section 4.2(f) or Section 4.3(d) of the Loan Agreement.

        "Original Option Exercise Price" shall have the meaning ascribed to it in the definition of "Option Exercise Price.

        "Permitted Investment" shall have the meaning ascribed to it in the Loan Agreement.

        "Person" means any corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

        "Preliminary Closing Shares" shall have the meaning ascribed to it in
Section 5.01(a) of this Depositary Agreement.

        "Record Date" shall mean the date fixed pursuant to Section 7.03 of this Depositary Agreement.

        "Record Holder" with respect to a Depositary Receipt shall mean the person in whose name a Depositary Receipt is registered on the books of the Depositary maintained for such purpose as of a specified Record Date.

        "Registrar" shall mean any bank or trust company which shall be appointed to register Depositary Receipts as herein provided.

        "Registration Statement" shall mean the Registration Statement on Form S-4 of the Company relating to the offering of the New Common Stock and the Depositary Shares in connection with the Merger.

        "Required Antitrust Approvals" shall have the meaning ascribed to it in
Section 4.03(c) of this Depositary Agreement.

        "Series G Agreement" shall mean the Series G Securities Purchase Agreement dated May 13, 1998 between the Company and the Purchasers (as defined therein), as amended.

        "Series G Preferred" shall mean the shares of Series G Convertible Exchangeable Preferred Stock of the Company, par value $.01 per share, issued pursuant to the Series G Agreement.

        "Series G Shares" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "Stockholder Shares" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "Transitory Subsidiary" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Triumph Agreement" shall mean the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph-Connecticut Limited Partnership and the other Purchasers named therein, as amended.

        "Triumph Warrants" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "Triumph Warrant Shares" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "1933 Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

        References to any party hereto shall include such party's respective successors and assigns.

                                   ARTICLE II

                           DEPOSIT OF NEW COMMON STOCK


        SECTION 2.01 Deposit of New Common Stock; Depositary Receipts.

        (a) At or prior to the Effective Time, the Company shall deposit with the Depositary a number of shares of New Common Stock equal to the number of shares of Old Common Stock outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and shares held in the Company's treasury). The Company shall make such deposit by delivery of (i) a certificate or certificates for the New Common Stock to be deposited, registered in the name of the Depositary, (ii) all such certifications as may be required by the Depositary in accordance with the provisions of this Depositary Agreement and (iii) a written order directing the Depositary, in its capacity as Depositary hereunder, to execute and deliver to or upon the written order of the person or persons stated in such order a Depositary Receipt or Depositary Receipts representing the number of Depositary Shares set forth in such order.

        (b) All shares of New Common Stock to be issued by the Company from and after the date hereof through the Option Determination Date (other than the Note Conversion Shares (as defined in the Loan Agreement)) shall be deposited hereunder by the Company in the manner prescribed by paragraph (a) above. In the case of any conversion or exercise of any convertible security, warrant or option (other than the Note (as defined in the Loan Agreement)) from and after the date hereof and through the Option Determination Date, the Company shall deposit with the Depositary in the manner prescribed in paragraph (a) above a number of shares of New Common Stock corresponding to the number of Depositary Shares issuable upon conversion or exercise of such convertible security, warrant or option; provided that, following the Option Determination Date, the Company's obligation to deposit shares of New Common Stock hereunder shall be governed by and subject to Sections 5.02 and 5.03.

        (c) Promptly following any deposit by the Company of shares of New Common Stock with the Depositary pursuant to this Section 2.01, the Depositary shall issue Depositary Receipts in the manner directed by the Company, such Depositary Receipts representing a number of Depositary Shares corresponding to the number of shares of New Common Stock so deposited by the Company with the Depositary.

        (d) Each Depositary Share shall, as provided herein, represent an interest in one share of New Common Stock. Subject to the terms of this Depositary Agreement, until the Option Determination Date, each share of New Common Stock represented by a Depositary Share shall be held in custody by the Depositary and each owner of a Depositary Share shall be entitled, proportionately, to all the rights of the New Common Stock represented thereby, including the dividend, voting and liquidation rights set forth in the Certificate of Incorporation. Following the Option Determination Date, each owner of a Depositary Share shall be entitled to receive the Depositary Share Consideration in respect of such Depositary Share.


                                   ARTICLE III

                               COMPANY CALL OPTION

        SECTION 3.01 Company Call Option.

        (a) Prior to a Call Option Transfer, the Company shall have the right, at its sole option, to purchase all but not less than all of the outstanding shares of New Common Stock deposited with the Depositary hereunder as of the Option Closing Date at a price per share of New Common Stock equal to the Option Exercise Price and on such other terms and conditions as are specified in this Depositary Agreement. The Company may elect to exercise the Call Option by delivery of the Call Option Exercise Notice to the Depositary at any time during the period (the "Call Period") commencing February 1, 2002 and continuing until December 31, 2002.

        (b) The Call Option Exercise Notice shall specify a date for the Option Closing (the "Option Closing Date"), which shall be a date not earlier than ten Business Days after the date of the Call Option Exercise Notice nor later than January 15, 2003; provided, that the Company, in its sole discretion, at any time may postpone the Option Closing to a date no later than January 15, 2003. The Option Closing shall take place at 10:00 a.m. (Boston time) on the Option Closing Date at the offices of the Company's legal counsel in Boston, Massachusetts.

        (c) If, in lieu of the Call Option Exercise Notice, the Company delivers to the Depositary the Call Option Rejection Notice or if the Call Period expires without the Call Option Exercise Notice being provided to the Depositary, then, effective as of the date of the Call Option Rejection Notice or as of the expiration of the Call Period, as the case may be, the Call Option shall terminate and become null and void and of no further force or effect.

        SECTION 3.02 Effectiveness. This Article III, including without limitation the Company's right to exercise the Call Option, shall be of no force or effect from and after a Call Option Transfer.

                                   ARTICLE IV

                              ALPHARMA CALL OPTION

        SECTION 4.01 Alpharma Call Option.

        (a) The Company shall deliver the Option Exercise Deliverables to Alpharma on or before March 30, 2002. Alpharma shall have the right, at its sole option, to purchase all but not less than all of the outstanding shares of New Common Stock deposited with the Depositary hereunder as of the Option Closing Date at a price per share of New Common Stock equal to the Option Exercise Price and on such other terms and conditions as are specified in this Depositary Agreement. Alpharma may elect to exercise the Call Option by providing the Call Option Exercise Notice to the Company and the Depositary at any time during the period (the "Call Period") commencing upon the date the Company delivers to Alpharma the Option Exercise Deliverables and continuing until the later of (A) the date 20 days after the date of such delivery and (B) if Alpharma in good faith disputes the Option Exercise Price pursuant to clause (b) of this Section 4.01, the date 10 days after the Option Exercise Price is determined pursuant to clause (b) of this Section 4.01.

        (b) (i) Following delivery of the Option Exercise Deliverables, if Alpharma in good faith disputes the Option Exercise Price as shown on the Option Exercise Price Statement prepared by the Company, Alpharma shall deliver to the Company within 20 days after receiving the Option Exercise Deliverables a statement (the "Dispute Notice") disputing the Company's calculation of and, insofar as Alpharma is capable based upon the information available to it, setting forth what Alpharma believes is the correct Option Exercise Price and describing the basis for the determination of such different Option Exercise Price. Alpharma and the Company shall use reasonable efforts to resolve such differences regarding the determination of the Option Exercise Price for a period of 10 days after Alpharma has given the Dispute Notice.

            (ii) If Alpharma and the Company do not reach a final resolution within 10 days after Alpharma has given the Dispute Notice, unless Alpharma and the Company mutually agree to continue their efforts to resolve such differences, Alpharma and the Company shall agree within five Business Days thereafter upon one of the public accounting firms currently known as the "Big Five" (other than one which has a then existing relationship with either Alpharma or the Company) (the "Neutral Accountants") to resolve such differences in the manner provided below. Alpharma and the Company shall each be entitled to make a presentation to the Neutral Accountants, pursuant to procedures to be determined by the Neutral Accountants, advocating the merits of the Option Exercise Price espoused by such party, which presentations shall be made within 10 Business Days after Alpharma and the Company agree on the Neutral Accountants; and the Neutral Accountants shall be required to resolve the differences between Alpharma and the Company and to determine the Option Exercise Price within 10 Business Days thereafter. The Option Exercise Price determined by the Neutral Accountants shall be deemed to be the Option Exercise Price. Such determination by the Neutral Accountants shall be conclusive and binding upon Alpharma and the Company, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants (A) to determine any questions or matters whatsoever under or in connection with this Depositary Agreement except for the resolution of differences between Alpharma and the Company regarding the Option Exercise Price and (B) to apply any accounting methods, treatments, principles or procedures other than as set forth in the definitions of "2001 Audited Financial Statements," "Adjusted 2001 Operating Income," "Excluded Interest Expense," "GAAP Adjustments" and "Option Exercise Price" in Article I of this Depositary Agreement.

               (iii) Alpharma, on the one hand, and the Company, on the other hand, shall share equally the fees and expenses of the Neutral Accountants; provided that if the Neutral Accountants determine that either Alpharma or the Company has adopted a position or positions with respect to the Option Exercise Price that is unreasonable, frivolous or clearly without merit, the Neutral Accountants may, in their discretion, assign a greater portion of any such fees and expenses to such party.

               (iv) The failure of Alpharma to deliver a Dispute Notice within 20 days after receiving the Option Exercise Deliverables shall constitute acceptance of the Option Exercise Price set forth on the Option Exercise Price Statement, whereupon such Option Exercise Price shall be deemed to be conclusive and the final determination of the Option Exercise Price.

               (v) During the period commencing January 1, 2002 and continuing until the earliest of (A) the date 20 days after such delivery of the Option Exercise Deliverables, (B) the delivery to the Company of the Call Option Exercise Notice and (C) the delivery to the Company of the Dispute Notice, the Company will afford Alpharma, during regular business hours of the Company, upon reasonable notice and as often as Alpharma may reasonably request, access to the Company's books, accounts, records and work papers and to the Company's employees and independent public accountants solely for the purpose of evaluating the accuracy of the Option Exercise Price Statement; provided that such access shall not interfere with or disrupt the business or operations of the Company.

        (c) The Call Option Exercise Notice shall specify a date not earlier than ten Business Days nor later than 15 Business Days after the date of the Call Option Exercise Notice for the closing of the exercise of the Call Option. The closing of the exercise of the Call Option shall take place at 10:00 a.m. (Boston time) on the date specified in the Call Option Exercise Notice (or such other date as may be provided under Section 4.02) at the offices of the Company's legal counsel in Boston, Massachusetts.

        (d) If, in lieu of the Call Option Exercise Notice, Alpharma delivers the Call Option Rejection Notice to the Company and the Depositary or if the Call Period expires without the Call Option Exercise Notice being provided to the Company or the Depositary, then, effective as of the date of the Call Option Rejection Notice or as of the expiration of the Call Period, as the case may be, the Call Option shall terminate and become null and void and of no further force or effect.

        SECTION 4.02 Option Closing Date.

        (a) Subject to this Section 4.02(a) and Sections 4.02(b) and 4.02(c) below, the Option Closing shall occur on the date specified in the Call Option Exercise Notice (the "Option Closing Date"); provided that notwithstanding anything in this Depositary Agreement to the contrary, the Option Closing shall not occur on the scheduled Option Closing Date if either of the following conditions are in existence as of the scheduled Option Closing Date:

               (i) any provision of any applicable law or regulation or any judgment, injunction, order or decree prohibits the Option Closing and the failure to comply with such provision, judgment, injunction, order or decree would have a material adverse effect on the Company or Alpharma (the "Conflict of Law Condition"); or

               (ii) any Required Antitrust Approval shall not have been obtained (the "Antitrust Approval Condition").

        If either of the closing conditions described above has not been satisfied as of the scheduled Option Closing Date, then the Option Closing Date shall be extended to the earlier of (x) the date which is five Business Days after the date that both closing conditions have been satisfied and (y) the date which is 90 days after the date of the Call Option Exercise Notice (the "90-Day Extension Date").

        If the Antitrust Approval Condition has not been satisfied as of the 90-Day Extension Date, the Option Closing Date shall be further extended to the earlier of (I) the date which is five Business Days after the date that both closing conditions have been satisfied and (II) the date which is 180 days after the date of the Call Option Exercise Notice (the "180-Day Extension Date").

        (b) If the Option Closing does not occur on or prior to the 90-Day Extension Date or the 180-Day Extension Date, as applicable, because one or both of the closing conditions set forth in Section 4.02(a) has not been satisfied, then, effective as of such date, the Call Option shall terminate and become null and void and of no further force or effect.

        (c) Notwithstanding the foregoing, if any event shall occur during the period commencing on the date on which Alpharma delivers the Call Option Exercise Notice to the Company and ending on the Option Closing Date that has a Material Adverse Effect with respect to the Company, Alpharma may, in its sole discretion, elect not to proceed with the Option Closing and to terminate the Call Option by providing written notice of such election and termination to the Company and the Depositary within 10 days of becoming aware of such event (but in no event after the Option Closing Date). Effective as of the date of such notice, the Call Option shall terminate and become null and void and of no further force or effect.

        SECTION 4.03 Covenants of the Company and Alpharma.

               (a) The Company and Alpharma shall (i) use all commercially reasonable efforts to promptly take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate to satisfy the conditions to the Option Closing set forth in Section 4.02(a) and to consummate and make effective the transactions contemplated by this Depositary Agreement on the terms and conditions set forth herein and (ii) not take any action which might reasonably be expected to impair the ability of the parties to consummate the transactions contemplated by this Depositary Agreement.

               (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Depositary Agreement is commenced, whether before or after the exercise of the Call Option, each of the Company and Alpharma agrees to fully cooperate and use their respective best efforts to vigorously defend against and respond thereto (including, without limitation and, to the extent applicable, seeking to remove promptly any injunction or other legal barrier that may prevent the consummation of the transactions contemplated by this Depositary Agreement).

               (c) The Company and Alpharma shall each:

                       (i) take all actions necessary to make the filings required of such party under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the possible exercise of the Call Option by September 30, 2001, which filings shall comply in all respects with the requirements of the HSR Act;

                       (ii) comply at the earliest practicable date with any formal or informal request for additional information received by such party from the

        Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act;

                       (iii) consult and cooperate with the other party and consider in good faith the views of the other party, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the Required Antitrust Approvals;

                       (iv) request early termination of the applicable waiting period under the HSR Act; and

                       (v) take any and all such other commercially reasonable actions as are required in order to obtain the approval of the governmental entity with the jurisdiction of enforcing applicable antitrust laws (the "Required Antitrust Approvals"), including without limitation complying with the HSR Act and obtaining termination or expiration of the applicable waiting period under the HSR Act.

At any time and from time to time following the date of this Depositary Agreement and prior to receipt of the Required Antitrust Approvals, each party shall provide 30 days' prior written notice to the other party of any transactions or other business activities in which such party is engaged which such party reasonably believes could have an adverse impact on either party's ability to obtain the Required Antitrust Approvals.


        SECTION 4.04 Effectiveness. This Article IV, including without limitation Alpharma's right to exercise the Call Option, shall be of no force or effect prior to a Call Option Transfer.

                                    ARTICLE V

                             THE CALL OPTION CLOSING


        SECTION 5.01 Closing Shares.

        (a) On or before the date three Business Days prior to the Option Closing Date, (i) the Depositary shall provide the Company and, following a Call Option Transfer, Alpharma with a written notice (the "Initial Depositary Notice") specifying the total number of shares of New Common Stock deposited hereunder as of the date five Business Days prior to the Option Closing Date (the "Preliminary Closing Shares"), and (ii) the Company shall deliver to the Depositary and, following a Call

Option Transfer, Alpharma a written notice specifying as of the date five Business Days prior to the Option Closing Date (I) the amounts specified in clauses (A)(ii)(b) and (B)(ii) of the definition of Option Exercise Price and
(II) the number of outstanding Triumph Warrant Shares and Series G Shares, if applicable. Following receipt of the Initial Depositary Notice and on or before the Option Closing Date, the Company, if it shall have exercised the Call Option pursuant to Section 3.01 of this Depositary Agreement, or Alpharma, if it shall have exercised the Call Option pursuant to Section 4.01 of this Depositary Agreement (the party exercising the Call Option being referred to herein as the "Exercising Party"), shall pay to the Depositary an amount equal to the product of (A) the Option Exercise Price and (B) the number of Preliminary Closing Shares (if applicable, taking into account the proviso to the definition of Option Exercise Price), by wire transfer to a bank account of the Depositary (the "Depositary Bank Account") designated by the Depositary in writing prior to the Option Closing in a bank having combined capital, surplus and undivided profits aggregating at least $500,000,000.

        (b) On the Option Closing Date, (i) the Depositary shall provide the Company and, following a Call Option Transfer, Alpharma with a written notice (the "Follow-up Depositary Notice") specifying the total number of shares of New Common Stock deposited hereunder as of the Option Closing Date (the "Final Closing Shares"), and (ii) the Company shall deliver to the Depositary and, following a Call Option Transfer, Alpharma a written notice specifying the number of Triumph Warrant Shares and Series G Shares, if applicable, outstanding as of the Option Closing Date. On or prior to the first Business Day following receipt of the Follow-up Depositary Notice, the Exercising Party shall pay to the Depositary an amount equal to the product of (A) the Option Exercise Price and (B) the difference between the number of Preliminary Closing Shares and the number of Final Closing Shares (taking into account the proviso to the definition of Option Exercise Price, if applicable) by wire transfer to the Depositary Bank Account.

        (c) Any payments hereunder shall be made for payment to the holders of Depositary Shares, and the Depositary shall disburse the funds so deposited to the holders of Depositary Shares in accordance with Section 5.02. At the Option Closing, the Depositary shall deliver to the Exercising Party a certificate or certificates evidencing all of the New Common Stock held by the Depositary for which payment has been made by the Exercising Party accompanied by a duly endorsed stock power or stock powers with respect thereto. Any certificates not delivered at the Option Closing shall be delivered promptly upon receipt of payment therefor in accordance with subsection (b) of this Section 5.01.

        SECTION 5.02 Notice of Option Exercise; Delivery of Option Exercise
Price.

        (a) Promptly following the Option Determination Date, the Depositary shall mail notice thereof, postage prepaid, to the holders of record of the Depositary Shares at their respective addresses then appearing on the books of the Depositary, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of any exercise of the Call Option or the rights of the holders of Depositary Shares to receive the Depositary Share Consideration. The Company shall provide the Depositary with the form of such notice and each such notice shall state the form and amount of the Depositary Share Consideration. Such notice shall be accompanied by a letter of transmittal (the "Letter of Transmittal"), which the Company shall supply, in customary form for use in the exchange of Depositary Receipts representing Depositary Shares for cash or certificates representing shares of New Common Stock, as the case may be (which Letter of Transmittal shall specify (i) the place or places designated by the Depositary where Depositary Receipts representing Depositary Shares are to be surrendered for payment of the Depositary Share Consideration and (ii) that delivery of Depositary Receipts shall be effected, and risk of loss shall pass, only upon proper delivery to the Depositary).

        (b) Each holder of Depositary Shares following the Option Determination Date shall, upon surrender to the Depositary of a Depositary Receipt or Depositary Receipts and a duly executed Letter of Transmittal, be entitled to receive the Depositary Share Consideration attributable to the Depositary Shares held of record by such holder. Upon receipt of a duly completed Letter of Transmittal and a Depositary Receipt or Depositary Receipts, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of New Common Stock or cash represented by the Depositary Receipt or Depositary Receipts so surrendered. No holder of a Depositary Receipt or Depositary Receipts shall be entitled to any distribution of shares of New Common Stock held by the Depositary pursuant to the terms of this Depositary Agreement except upon the occurrence of the Option Expiration Date and pursuant to the provisions of this Article V. No holder of a Depositary Receipt or Depositary Receipts shall be entitled to any distribution of cash held by the Depositary pursuant to the terms of this Depositary Agreement except upon the occurrence of the Option Closing and pursuant to the provisions of this Article
V. In no event will fractional shares of New Common Stock be distributed by the Depositary. If fractional shares of New Common Stock would otherwise be required to be issued to a holder of Depositary Shares, the Depositary shall pay to such holder in cash an amount equal to such fraction multiplied by the fair market value of one share of New Common Stock on the Option Expiration Date, as determined by the Board of Directors of the Company in good faith, which determination of fair market value shall promptly be provided in writing by the Company to the Depositary. Delivery of the New Common Stock or the cash being distributed by the Depositary hereunder shall be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

        Delivery of the New Common Stock or the cash to be distributed by the Depositary hereunder shall be made by the Depositary by first class mail under the provisions of the Depositary's first class mail bond protecting the Depositary from loss or liability arising out of the non-receipt or non-delivery of such New Common Stock or cash or arising out of the replacement thereof, for any deliveries where market value does not exceed the amount of the Depositary's first class mail bond. Any mail delivery exceeding such amount shall be delivered by registered mail or overnight mail and shall be insured separately for the replacement value of its contents at the time of mailing. Any Depositary Share Consideration remaining unclaimed at the expiration of two years after the date of mailing of the notice specified in Section 5.02(a) to holders of Depositary Receipts shall be returned to the Exercising Party, if such notice relates to an Option Closing, or to the Company, if such notice relates to an Option Expiration Date, after which return such holders shall have no claim against the Depositary but shall either have a claim as an unsecured creditor against the Exercising Party for the Option Exercise Price, without interest, or against the Company for shares of New Common Stock (together with accrued and unpaid dividends from the Option Expiration Date), as the case may be, but shall have no greater rights against the Company or, following a Call Option Transfer, against Alpharma than may be accorded such party's respective general creditors under applicable law. Notwithstanding the foregoing, none of Alpharma, the Company and the Depositary shall be liable to any holder of Depositary Shares for any amount paid to any public official pursuant to abandoned property laws. After an Option Closing, any portion of the Depositary Share Consideration remaining unclaimed by holders of Depositary Shares as of the date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become property of the Exercising Party, free and clear of any claims or interest of any person previously entitled thereto. If the Call Option terminates without being exercised, or if such option is exercised but the Option Closing does not occur on or before January 15, 2003 or, following a Call Option Transfer, the Final Extension Date, any portion of the New Common Stock remaining unclaimed by holders of Depositary Shares as of the date which is immediately prior to such time as such New Common Stock would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become property of the Company, free and clear of any claims or interest of any person previously entitled thereto.

        (c) If the New Common Stock or the cash being distributed are to be delivered to a person or persons other than the Record Holder of the Depositary Receipt or Depositary Receipts being surrendered, such holder shall execute and deliver to the Depositary a written order (accompanied by a signature guarantee if required by the Depositary) so directing the Depositary and the Depositary may require that the Depositary Receipt or Depositary Receipts surrendered by such holder for withdrawal of such shares of New Common Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank. It shall be a condition of such distribution that the person requesting such distribution shall pay the Depositary any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Depositary Shares or establish to the satisfaction of the Exchange Agent (as defined in the Merger Agreement) that such tax has been paid or is not payable.

        (d) After the Option Determination Date, there shall be no further registration of transfers of Depositary Shares outstanding prior to such date. If, after such date, Depositary Receipts are presented to the Depositary they shall be cancelled and exchanged for the Depositary Share Consideration.

        (e) Any funds received by the Depositary pursuant to this Depositary Agreement shall be held by the Depositary, in its capacity as Depositary, on behalf of the holders of Depositary Receipts. No interest will accrue on such funds.

        SECTION 5.03 Company Options, Etc. The Company will make appropriate provision to assure that any securities of the Company convertible into Depositary Shares of the Company, or any rights, options or warrants to acquire Depositary Shares outstanding on the Option Closing Date (whether or not convertible, vested, exercisable or exchangeable on such date) are convertible into or exercisable or exchangeable solely for the cash that the holders thereof would have received had they converted, exercised or exchanged such convertible securities, rights, options and warrants for Depositary Shares, immediately prior to the Option Closing Date. Promptly after the Option Determination Date, the Depositary shall give the holders of such convertible securities, rights, options or warrants notice (a "Determination Date Notice") of the event giving rise to the Option Determination Date (i.e., the Option Closing or Option Expiration Date), which Determination Date Notice shall be in the form provided by the Company to the Depositary. If the event giving rise to the Option Determination Date was the Option Closing, then from and after the Option Determination Date, holders of such convertible securities, rights, options or warrants shall have the right to receive from the Exercising Party (and not the Depositary or, if Alpharma is the Exercising Party, the Company) upon conversion or exercise thereof (and the payment of any exercise or purchase price provided for under the terms of such convertible security, right, warrant or option) cash in an amount equal to the Option Exercise Price for each Depositary Share for which such convertible security, right warrant or option is convertible or exercisable. Upon any such conversion or exercise, the Exercising Party shall promptly pay such holders the cash to which they would be entitled hereunder. If the event giving rise to the Option Determination Date was the Option Expiration Date, then, from and after the Option Determination Date, holders of such convertible securities, rights, options or warrants shall have the right to receive from the Company (and not Alpharma or the Depositary) upon conversion or exercise thereof (and the payment of any exercise or purchase price provided for under the terms of such convertible security, right, warrant or option) the number of shares of New Common Stock for which such convertible security, right warrant or option is convertible or exercisable. Nothing herein shall be deemed or construed as a waiver of any other rights that a holder of any such securities may have.


                                   ARTICLE VI

                 FORM OF DEPOSITARY RECEIPTS, DEPOSIT OF STOCK,
                   EXECUTION AND DELIVERY, TRANSFER, SURRENDER
                      AND REDEMPTION OF DEPOSITARY RECEIPTS

        SECTION 6.01 Form and Transferability of Depositary Receipts.

        (a) Depositary Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Depositary Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Depositary Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed and such Depositary Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Depositary Receipt shall be entitled to any benefits under this Depositary Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by a duly authorized officer of the Depositary or if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Depositary Receipt so signed and delivered as hereinafter provided. All Depositary Receipts shall be dated the date of their execution.

        (b) Except as the Depositary may otherwise determine, Depositary Receipts shall be in denominations of any number of whole Depositary Shares.

        (c) Depositary Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Depositary Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Depositary Shares or the

Depositary Receipts, may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Depositary Receipts are subject by reason of the date of issuance of the Deposit Shares or otherwise.

        (d) Title to a Depositary Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer and to Depositary Shares evidenced thereby shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Depositary Receipt shall be transferred on the books of the Depositary as provided in Section 4.03, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Depositary Agreement and for all other purposes.

        SECTION 6.02 Execution and Delivery of Depositary Receipts.

        (a) Upon each delivery to the Depositary of a certificate or certificates for New Common Stock to be deposited hereunder, registered in its name as provided above, the Depositary shall hold such shares in an account to be established by the Depositary, at the Depositary's Office, or at such other place or places as the Depositary shall determine.

        (b) Upon receipt by the Depositary of a certificate or certificates for New Common Stock deposited in accordance with the provisions of this Section 4.02, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Depositary Agreement, shall execute and deliver a Depositary Receipt or Depositary Receipts evidencing beneficial ownership of the number of Depositary Shares representing the New Common Stock so deposited and registered in such name or names as may be requested by the person or persons named in the written order delivered to the Depositary in accordance with the first paragraph of this Section 6.02. The Depositary shall execute and deliver such Depositary Receipt at the Depositary's Office and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the Company. However, in each case, subsequent to the initial deposit hereunder, such delivery shall be made only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited New Common Stock.

        SECTION 6.03 Transfer of Depositary Receipts. Subject to the terms and conditions of this Depositary Agreement, the Depositary shall make transfers on its books from time to time of Depositary Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Depositary Receipt or Depositary Receipts and deliver the same to or upon the order of the person entitled thereto evidencing beneficial ownership of the same aggregate number of Depositary Shares as those evidenced by the Depositary Receipt or Depositary Receipts surrendered.

        SECTION 6.04 Combinations and Split-ups of Depositary Receipts. Upon surrender of a Depositary Receipt or Depositary Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Depositary Receipt or Depositary Receipts, by the holder or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with written instructions specifying the number of Depositary Receipts to be received upon such split-up or combination, and subject to the terms and conditions of this Depositary Agreement, the Depositary shall execute and deliver a new Depositary Receipt or Depositary Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered.

        SECTION 6.05 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Depositary Receipts.

        (a) As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender, or exchange of any Depositary Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Depositary Agreement.

        (b) The transfer of Depositary Receipts may be refused, or the transfer, split-up, combination, surrender or exchange of outstanding Depositary Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Depositary Agreement.

        SECTION 6.06 Lost Depositary Receipts, etc. In case any Depositary Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Depositary Receipt of like form and tenor in exchange and substitution for such mutilated Depositary Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Depositary Receipt, upon receipt by the Depositary of an appropriate affidavit of loss and a corporate bond of indemnity which shall include indemnification of the Company and the Depositary for the Depositary Shares evidenced by such Depositary Receipt by a surety all in such form and substance as have been approved by the Depositary.

        SECTION 6.07 Cancellation and Destruction of Surrendered Depositary Receipts. All Depositary Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Depositary Receipts so cancelled.

        SECTION 6.08 Representations and Warranties as to Stock. The Company hereby represents and warrants that the New Common Stock deposited hereunder upon consummation of the Merger is, and will be deemed to have represented and warranted that any additional shares of New Common Stock which it deposits hereunder from time to time in accordance with Section 2.01 will be, when issued, validly issued, fully paid and nonassessable. Such representation and warranty shall survive any deposit of shares of New Common Stock and the issuance of Depositary Receipts.


                                   ARTICLE VII

                        THE DEPOSITED SECURITIES, NOTICES

        SECTION 7.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the New Common Stock, the Depositary shall, subject to Section 6.02, promptly distribute to Record Holders of Depositary Receipts on the Record Date fixed pursuant to Section 7.03 hereof such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution received by the Depositary in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance, not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Depositary Receipts then outstanding.

        SECTION 7.02 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash upon the New Common Stock, the Depositary shall, subject to Section 6.02, promptly distribute to Record Holders of Depositary Receipts on the Record Date fixed pursuant to Section 7.03 hereof such amount of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders.

        SECTION 7.03 Fixing of Record Date for Holders of Depositary Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to New Common Stock, or whenever the Depositary shall receive notice of any meeting at which holders of New Common Stock are entitled to vote or of which holders of New Common Stock are entitled to notice, the Depositary shall in each such instance fix a Record Date for the determination of the Record Holders of Depositary Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting. The Record Date established by the Depositary shall be the same as the Record Date set by the Company for the holders of its New Common Stock with respect to the corresponding right or privilege.

        SECTION 7.04          Voting Rights.

        (a) Upon receipt of notice of any meeting at which the holders of New Common Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Depositary Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Record Holders of Depositary Receipts at the close of business on a specified Record Date will be entitled, subject to any applicable provision of law and of the Company's Certificate of Incorporation, to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of New Common Stock represented by their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a Record Holder of a Depositary Receipt on such Record Date, the Depositary shall vote or cause to be voted the number of shares of New Common Stock represented by the Depositary Shares evidenced by such Depositary Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such New Common Stock or cause such New Common Stock to be voted. In the absence of specific instructions from the holder of a Depositary Receipt, the Depositary will abstain from voting to the extent of the New Common Stock represented by the Depositary Shares evidenced by such Depositary Receipt.

        (b) Record Holders of Depositary Shares shall also be entitled to vote on certain amendments of this Depositary Agreement pursuant to Section 9.01.

        SECTION 7.05 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of New Common Stock, or upon any recapitalization, reorganization, merger, amalgamation, consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary shall, upon the instructions of the Company treat any shares of stock or other securities, cash (including without limitation cash paid in lieu of fractional shares) or property which shall be received by the Depositary in exchange for or upon conversion of or in respect of the New Common Stock as new deposited property under this Depositary Agreement, and Depositary Receipts then outstanding shall, subject to Sections 3.01 and 4.01, thenceforth represent the new deposited property so received in exchange for or upon conversion or in respect of such New Common Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts, or may call for the surrender of all outstanding Depositary Receipts to be exchanged for new Depositary Receipts specifically describing such new deposited property.

        SECTION 7.06 Reports. The Depositary shall make available for inspection by holders of Depositary Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable during normal business hours, copies of this Depositary Agreement and any reports and communications received from the Company which are both (a) received by the Depositary as the holder of New Common Stock and (b) made generally available to the holders of New Common Stock of the Company.

        SECTION 7.07 Lists of Depositary Receipt Holders. Promptly upon request from time to time of the Company or, from and after the Option Closing, Alpharma (if Alpharma is the Exercising Party), the Depositary shall furnish to the Company or Alpharma, as the case may be, a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Depositary Receipts are registered on the books of the Depositary as Record Holders.

                                  ARTICLE VIII

                    THE DEPOSITARY, ALPHARMA AND THE COMPANY

        SECTION 8.01 Maintenance of Offices, Agencies, Transfer Books by the Depositary Registrar.

        (a) Upon execution of this Depositary Agreement in accordance with its terms, the Depositary shall maintain at the Depositary's Office facilities for the execution and delivery, transfer, surrender and exchange of Depositary Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange of Depositary Receipts, all in accordance with the provisions of this Depositary Agreement.

        (b) The Depositary shall maintain, or cause one of the Depositary's Agents to maintain, appropriate records which shall reflect registrations, registrations of transfers, exchanges, split-ups and combinations and conversions of Depositary Shares. Such records shall be open for inspection by the Company, the Record Holders of Depositary Receipts and, from and after the Option Closing, Alpharma (if Alpharma is the Exercising Party), to the same extent and for the same purposes as a Record Holder of New Common Stock may inspect books for the transfer of New Common Stock as provided by applicable law. The Depositary shall, if requested by the Company or, from and after the Option Closing, Alpharma (if Alpharma is the Exercising Party), consult with such party upon its receipt of any request by a Record Holder for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        (c) If the Depositary Receipts or the Depositary Shares evidenced thereby (or the New Common Stock represented by such Depositary Shares) are quoted with NASDAQ, the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Depositary Receipts or Depositary Shares in accordance with the requirements of NASDAQ. Such Registrar (which may be the Depositary if so permitted by the requirements of NASDAQ) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Depositary Receipts or the Depositary Shares are (or the New Common Stock is) listed on one or more other stock exchanges or quoted on a national trading market, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Depositary Receipts, Depositary Shares or New Common Stock as may be required by law or applicable stock exchange or trading market regulations.

        SECTION 8.02 Prevention or Delay in Performance by the Depositary, the Depositary's Agents or the Company. None of the Depositary, any Depositary's Agent or the Company shall incur any liability to any holder of any Depositary Receipt, if by reason of any provision of any present or future law, or regulation promulgated thereunder, of the United States of America, or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Certificate of Incorporation or in the case of the Depositary, the Depositary's Agent or the Company by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Depositary Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Depositary Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Depositary Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Depositary Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

        SECTION 8.03 Obligations of the Depositary, the Depositary's Agents and the Company.

        (a) None of the Depositary, any Depositary's Agent or the Company assumes any obligation or shall be subject to any liability under this Depositary Agreement to holders of Depositary Receipts except that nothing herein shall relieve the Depositary, the Depositary's Agent or the Company for liability arising out of negligence or bad faith on the part of such person or persons in the performance of such duties as are specifically set forth in this Depositary Agreement.

        (b) The Depositary agrees to comply with all information reporting and withholding requirements with respect to any applicable law.

        (c) None of the Depositary, any Depositary's Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to New Common Stock, Depositary Shares or Depositary Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

        (d) None of the Depositary, any Depositary's Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting New Common

Stock for deposit, any holder of a Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (e) The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its Affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its Affiliates.

        (f) Notwithstanding any other provision of this Depositary Agreement that may be interpreted to the contrary, neither the Depositary nor any of the Depositary's Agents is a trustee hereunder. It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the primary purpose of this Depositary Agreement is to facilitate the implementation of the Call Option and that the Depositary and the Depositary's Agents are acting only in a ministerial custodial capacity as Depositary for the Depositary Shares and the Depositary Share Consideration and have no obligation or right to exercise any discretion regarding the preservation of any property held on behalf of the Record Holders of outstanding Depositary Receipts.

        (g) Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement filed by the Company in connection with the Merger, the New Common Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, that the Depositary is responsible for (i) its representations in this Depositary Agreement and (ii) the validity of any action taken or required to be taken by the Depositary in connection with this Depositary Agreement.

        (h) The Depositary assumes no responsibility for the correctness of the description of certain provisions of the Depositary Agreement which appears in the Depositary Receipts. Notwithstanding any other provision herein or set forth in the Depositary Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any New Common Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of the Depositary Receipts to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or Depositary Receipts or the proceeds of either thereof.

        SECTION 8.04 Resignation and Removal of the Depositary, Appointment of Successor Depositary.

        (a) The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        (b) The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        (c) In case at any time the Depositary acting hereunder shall resign or be removed at any time prior to the termination of this Depositary Agreement, the Company (with the prior written approval of Alpharma from and after a Call Option Transfer, which shall not be unreasonably withheld or delayed) shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $500,000,000. If a successor Depositary shall not have been appointed in 90 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary, and the Company and Alpharma shall bear equally the expense of any such petition. Every successor depositary shall execute and deliver to its predecessor and to Alpharma and the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Depositary Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the New Common Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Depositary Receipts. Any successor depositary shall promptly mail notice of its appointment to the Record Holders of Depositary Receipts.

        (d) Any corporation into or with which the Depositary may be merged, consolidated or converted or any corporation to which the Depositary may transfer all or substantially all of its shareholder services business shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Depositary Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

        SECTION 8.05 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Depositary Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of NASDAQ or any national securities exchange upon which the New Common Stock, the Depositary Shares or the Depositary Receipts are listed or by the Company's Certificate of Incorporation to be furnished by the Company to holders of New Common Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request for such purpose. In addition, the Depositary will transmit to the holders of Depositary Receipts (at the Company's expense) such other documents as may be requested by the Company.

        SECTION 8.06 Deposit of New Common Stock by the Company. The Company shall instruct the Depositary upon the deposit of shares of New Common Stock hereunder as to whether the shares of New Common Stock so deposited are registered under the provisions of the 1933 Act, are covered by a then effective registration statement under the 1933 Act or are restricted. The Depositary agrees that, consistent with Section 6.01(c) of this Depositary Agreement, upon the instruction of the Company, it shall incorporate into the Depositary Receipts evidencing the Depositary Shares to be issued in respect of such New Common Stock any legends or other stock transfer restrictions deemed appropriate and requested by the Company.

        SECTION 8.07 Indemnification. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) which may arise out of acts performed or omitted in accordance with the provisions of this Depositary Agreement (as the same may be amended, modified or supplemented from time to time) and the Depositary Receipts (i) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the part of any such person or persons, or (ii) by the Company or any of its respective agents (other than the Depositary, the Depositary's Agents, the Registrar, if any, or any of their agents).

        SECTION 8.08 Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder, or those of any Registrar, shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Section 8.08. If the Depositary incurs charges or expenses at the election of a holder for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

        SECTION 8.09 Consequential Damages. No party to this Depositary Agreement shall be liable to the other parties for consequential damages under any provision of this Depositary Agreement or any consequential damages arising out of any act or failure to act hereunder.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

        SECTION 9.01 Amendment. The form of the Depositary Receipts and any provision of this Depositary Agreement may at any time and from time to time be amended by written agreement between Alpharma, the Company and the Depositary in any respect which they may deem necessary or desirable; provided that prior to the Option Determination Date, no such amendment or waiver by the Company shall be effective without the approval of a majority of the Non-Alpharma Directors; provided, further, that if a Call Option Transfer to Alpharma does not occur on or before the ninetieth day following the Effective Time of the Merger, Alpharma shall reasonably cooperate with the Company and the Depositary in adopting any amendment to this Agreement that the Company and the Depositary may request. Any amendment which shall impose any fees, taxes or charges (other than taxes and other governmental charges, fees and telegram, telex or delivery expenses payable by owners of Depositary Shares) shall not become effective as to outstanding Depositary Receipts until the expiration of three months after notice of such amendment shall have been given to the Record Holders of outstanding Depositary Receipts. If any such amendment shall materially and adversely alter the rights of holders of Depositary Receipts, it shall not become effective as to outstanding Depositary Receipts until the Record Holders of Depositary Receipts representing not less than a majority of the number of Depositary Shares then outstanding shall have consented thereto in writing or by voting therefor in person or by proxy at a meeting held on notice for such purpose or any adjournment or adjournments thereof. Every holder of an outstanding Depositary Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by this Depositary Agreement as amended thereby. In addition, in no event shall any amendment obligate or empower the Depositary to act as a trustee with respect to Depositary Shares or cash held by it on behalf of the Record Holders of outstanding Depositary Receipts or otherwise result in the Depositary being treated as other than the mere custodian of the New Common Stock on behalf of such Record Holders.

        SECTION 9.02 Termination. This Depositary Agreement shall be of no further force and effect from and after the earliest of:

               (i) September 30, 1999 if the Effective Time has not occurred prior to or on such date;

               (ii) the later of (A) 24 months after the Option Determination Date and (B) the date on which all securities of the Company convertible into Depositary Shares of the Company, and any rights, options or warrants to acquire Depositary Shares outstanding on the Option Determination Date cease to be convertible into or exercisable or exchangeable for the Depositary Share Consideration; and

               (iii) the date that no Depositary Receipts remain outstanding.

Upon the termination of this Depositary Agreement, the Company shall be discharged from all obligations under this Depositary Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 8.07 and 8.08.


                                    ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.01 Counterparts. This Depositary Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Depositary Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Corporate Trust Office and the respective offices of the Depositary's Agents, if any, by any holder of a Depositary Receipt.

        SECTION 10.02 Exclusive Benefits of Parties. This Depositary Agreement is for the exclusive benefit of the Depositary, Alpharma and the Company, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

        SECTION 10.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Depositary Agreement or in the Depositary Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

        SECTION 10.04 Notices.

        (a) All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

        if to Alpharma, to:

               Alpharma USPD Inc.
               7205 Windsor Blvd.
               Baltimore, MD 21244
               Attention:  President

        with a copy to:

               Alpharma USPD Inc.
               One Executive Drive
               Fort Lee, New Jersey 07024
               Attention: Chief Legal Officer

        If to the Company, to:

               Ascent Pediatrics, Inc.
               187 Ballardvale Street, Suite B125
               Wilmington, Massachusetts 01887
               Attention:  Alan R. Fox

        with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts  02109
               Attention: David E. Redlick, Esq.

        If to the Depositary, to:

               State Street Bank and Trust Company
               c/o EquiServe, L.P.
               150 Royall Street
               Canton, MA 02021

Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        (b) Any and all notices given to any Record Holder of a Depositary Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such holder at the address of such Record Holder as it appears on the books of the Registrar, or, if such holder shall have filed with the Registrar a written request that notices intended for such holder be mailed to some other address, at the address designated in such request. Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same notice (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from any holder of a Depositary Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter as aforesaid.

        SECTION 10.05 Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents (which may include the Company) for the purposes of this Depositary Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents;; provided that no such Depositary Agent may hold the New Common Stock at any time, other than EquiServe Limited Partnership, a Delaware limited partnership, which may hold the New Common Stock as service agent for the Depositary. The Depositary will notify the Company of any such action.

        SECTION 10.06 Holders of Depositary Receipts are Parties. The holders of Depositary Receipts from time to time shall be parties to this Depositary Agreement and shall be bound by all of the terms and conditions hereof and of the Depositary Receipts by acceptance thereof.

        SECTION 10.07 Governing Law. This Depositary Agreement and the Depositary Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        SECTION 10.08 Headings. The headings of articles and sections in this Depositary Agreement and in the form of the Depositary Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Depositary Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Depositary Receipts.

        SECTION 10.09 Successors and Assigns. The provisions of this Depositary Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Depositary Agreement without the consent of the other party hereto. Notwithstanding the foregoing, (i) the Company may transfer the Call Option to and assign, delegate or otherwise transfer all of its rights and obligations as the holder of the Call Option under this Depositary Agreement to Alpharma in accordance with Sections 5.2(n) and 7.2 of the Master Agreement, and (ii) Alpharma may assign, delegate or otherwise transfer all of its rights and obligations under this Agreement to a transferee that acquires all or substantially all of the business, assets or capital stock of Alpharma, provided that (a) Alpharma also assigns, delegates or otherwise transfers all or its rights and obligations under the Master Agreement to such transferee and (b) such transferee agrees in writing to be bound by and subject to the provisions of this Depositary Agreement and the Master Agreement.

                       [REMAINDER OF PAGE LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Depositary Agreement as of the day and year first above set forth and all holders of Depositary Receipts shall become parties hereto upon acceptance by them of Depositary Receipts issued in accordance with the terms hereof.

Attest:                                      ASCENT PEDIATRICS, INC.


/s/ John G. Bernardi                         By: /s/ Alan R. Fox
-----------------------------                   -------------------------------
        Secretary                               Title: President



Attest:                                      ALPHARMA USPD INC.


                                             By: /s/ Thomas L. Anderson
-----------------------------                   -------------------------------
        Secretary                               Title: President



Attest:                                      STATE STREET BANK AND TRUST
                                                     COMPANY


/s/ David M. Elwood                          By: /s/ Charles V. Rossi
-----------------------------                   -------------------------------
        Vice President                          Title: Vice President

                                                                       EXHIBIT A

                           FORM OF DEPOSITARY RECEIPT


------                          DEPOSITARY RECEIPT                        ------
number                                 FOR                                number
------                          DEPOSITARY SHARES,                        ------
                  EACH REPRESENTING ONE SHARE OF COMMON STOCK,
                          $.00004 PAR VALUE PER SHARE,
                                       OF
                             ASCENT PEDIATRICS, INC.


               SUBJECT TO THE CALL OPTION EXERCISABLE PURSUANT TO
                            THE DEPOSITARY AGREEMENT,
                             SEE BELOW AND REVERSE.


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

              THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, NEW YORK,
                             CHICAGO OR LOS ANGELES



                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             CUSIP



State Street Bank and Trust Company, a Massachusetts trust company, as Depositary (the "Depositary"), hereby certifies that





is the registered owner of                                     Depositary Shares


By  Depositary and Registrar



    Authorized Signature

     Each Depositary Share ("Depositary Shares") represents one share (a "Share") of Common Stock, $.00004 par value per share, (the "Common Stock") of Ascent Pediatrics, Inc., a Delaware corporation (the "Company") (i) subject to an option under the Depositary Agreement dated as of February 19, 1999 (the "Depositary Agreement"), among the Company, Alpharma USPD, Inc., a Maryland corporation ("Alpharma"), and the Depositary to purchase all shares of Common Stock held by the Depositary at any time during the Call Period (as defined in the Depositary Agreement) (the "Call Option") at the Option Exercise Price determined in accordance with the Depository Agreement (the "Option Exercise Price"), and (ii) deposited with the Depositary. Subject to the terms and entitled to the benefits of the Depositary Agreement, each owner of a Depositary Share is entitled proportionately to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Common Stock represented thereby, including dividends and voting rights as set forth in the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, as amended from time to time (copies of which are on file with the Depositary). If the Call Option is exercised, the holders of Depositary Shares will be entitled to receive the Option Exercise Price paid in respect thereof. By accepting this Depositary Receipt, the holder hereof agrees to be bound by all of the terms and conditions of the Depositary Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Depositary Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

     The Company will furnish without charge to each holder of a Depositary Receipt who so requests a copy of the Depositary Agreement, such request to be addressed to the Depositary named on the face of this receipt.

     The following receipt abbreviations, when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations

     TEN COM - as tenants in common                  UNIF GIFT MIN ACT___________Custodian____________
     TEN ENT - as tenants by the entireties                              (Cust)              (Minor)
     JT TEN  - as joint tenants with right of                     under Uniform Gifts to Minors
               survivorship and not as tenants                    Act_______________
               in common                                                 (State)


     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, ________ hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------- Depositary Shares
represented by the within Depositary Receipt, and does (do) hereby irrevocably constitute and appoint ________________________________________________ Attorney

--------------------------------------------------------------------------------
to transfer such Depositary Shares on the books of the within named Depositary, with full power of substitution in the premises.

Dated __________________________



                                    X __________________________________________
                                    NOTICE: THE SIGNATURE APPEARING ABOVE TO
                                    THIS ASSIGNMENT MUST CORRESPOND WITH THE
                                    NAME AS WRITTEN UPON THE FACE OF THIS
                                    DEPOSITARY RECEIPT IN EVERY PARTICULAR,
                                    WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                    CHANGE WHATEVER.